EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus and Registration Statement on Form S-1, as amended, of our report dated September 10, 2013, except for the last paragraph in Note 14 as to which the date is October 23, 2013, on the consolidated financial statements of Coastway Bancorp, MHC and Subsidiaries as of December 31, 2012 and 2011, and for the years then ended, appearing in the Prospectus, which is a part of this Registration Statement on Form S-1.  We further consent to the use of our name and the reference to us, as appearing under the headings “Legal and Tax Matters” and “Experts” in this Prospectus and Registration Statement.

We also consent to the use in the Federal Reserve Bank, Application for Conversion on Form AC (Application), of our report dated September 10, 2013, except for the last paragraph in Note 14 as to which the date is October 23, 2013, on the consolidated financial statements of Coastway Bancorp, MHC and Subsidiaries as of December 31, 2012 and 2011, and for the years then ended, appearing in the prospectus, which is a part of the Application.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
October 24, 2013